EXHIBIT 10.13.2

                  FIRST COLONY CORPORATION

                   Stock Option Agreement

Participant:
Date of Grant:
Number of Shares Granted:
Option Price Per Share:  $
199_ Earnings:           $

     THIS AGREEMENT dated the 12th day of December, 1994, between FIRST COLONY CORPORATION, a Virginia corporation (the "Corporation"), and the Participant named above, is made pursuant and subject to the provisions of the Corporation's 1992 Omnibus Stock Incentive Plan (the "Plan"), a copy of which has been given to Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

     1. Grant of Option. Pursuant to the Plan, the Corporation, on the date of grant set forth above, granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation all or any part of the above stated number of shares of Common Stock at the above stated price per share (the "Option Price"), being not less than the Fair Market Value per share of the Common Stock on the date of grant. Such option will be exercisable as hereinafter provided. This option is intended to be a statutory stock option subject to Sections 421 and 422 of the Code to the extent that the terms of the option, including its exercisability, satisfy the requirements of those Code sections.

     2. Terms and Conditions. This option is subject to the following terms and conditions:

          (a) Expiration Date. This option shall expire ten years from the date of grant of this option. This option may not be exercised on or after the tenth anniversary of its grant.

          (b) Exercise of Option. Except as provided in paragraphs 3, 4, and 5:

               (i)  the first 20% of the shares subject to this
option shall                     be exercisable whenever:

                    (A)  the Average Share Price exceeds $_____,
or

                    (B)  Earnings for any year exceed
$___________;

               (ii) the second 20% of the shares subject to this
option shall                     be exercisable whenever:

                    (A)  the Average Share Price exceeds $_____,
or

                    (B)  Earnings for any year exceed
$___________;

               (iii)the third 20% of the shares subject to this
option shall                     be exercisable whenever:

                    (A)  the Average Share Price exceeds $_____,
or

                    (B)  Earnings for any year exceed
$___________;

               (iv) the fourth 20% of the shares subject to this
option shall                     be exercisable whenever:

                    (A)  the Average Share Price exceeds $_____,
or

                    (B)  Earnings for any year exceed
$___________;

               (v)  the final 20% of the shares subject to this
option shall                     be exercisable whenever:

                    (A)  the Average Share Price exceeds $_____,
or

                    (B)  Earnings for any year exceed
$___________;

          Once any 20% increment of this option has become
exercisable in           accordance with the preceding sentence,
it shall continue to be           exercisable until the
termination of Participant's rights hereunder           pursuant
to paragraph 3, 4, or 5, or until the option period has
expired.  The Average Share Price means the average of the
closing           price of the Corporation's stock for any five
consecutive trading           days.  For purposes of the
Agreement only, and for any calendar year           during the
term of this Agreement, Earnings means income            before
income taxes, cumulative effect of accounting changes, and

  extraordinary items (as defined in APB30) and shall exclude
realized           gains on investments and related amortization
of intangibles and           reserve adjustments and includes a
deduction for preferred stock           dividends.

          (c) Method of Exercising and Payment for Shares. This option shall be exercised by written notice delivered to the attention of the Corporation's Secretary or Assistant Secretary at the Corporation's office at 700 Main Street, P.O. Box 1280, Lynchburg, Virginia 24505. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Executive Compensation Committee of the Board of Directors of the Corporation (the "Committee"), or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date) which is not less than the option price or part thereof.

          (d)  Nontransferability.  This option is
nontransferable except by will or by the laws of descent and distribution. During Participant's lifetime, this option may be exercised only by Participant.

     3. Exercise in the Event of Death. In the event the Participant dies while employed by the Corporation or an Affiliate or dies within three months following his termination of employment with the Corporation or an Affiliate, this option shall be exercisable with respect to the shares the Participant was entitled to purchase on the date of his death and that remain subject to this option. In either of such events, this option may be exercised by Participant's estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution. Participant's estate or such persons may exercise this option after the Participant's death and during the remainder of the period preceding the Expiration Date. Participant's estate or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution may exercise this option in the event Participant dies after he ceases to be employed by the Corporation and its Affiliates on account of permanent and total disability, but prior to the termination of his rights under paragraph 4. Participant's estate or such persons may exercise this option during the remainder of the period prescribed by paragraph 4.

     4. Exercise in the Event of Permanent and Total Disability. If Participant becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Corporation or an Affiliate and prior to the Expiration Date, this option shall be exercisable with respect to all or part of the shares the Participant was entitled to purchase pursuant to paragraph 2 on the date he became totally and permanently disabled and that remain subject to this option. In that event, Participant may exercise this option during the remainder of the period preceding the Expiration Date or within one year of the date he ceases to be employed by the Corporation or an Affiliate, whichever is shorter.

     5. Exercise After Termination of Employment. Except as provided in paragraphs 3 and 4, in the event Participant ceases to be employed by the Corporation or an Affiliate prior to the Expiration Date, this option shall be exercisable with respect to all or part of the number of shares he was entitled to purchase pursuant to paragraph 2 above on the date his employment terminated and that remain subject to this option. In that event, Participant may exercise this option at any time within three months next following such termination of employment (but in any event prior to the Expiration Date).

     6. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle
Participant to a fractional share, such fraction shall be disregarded.

     7. No Right to Continued Employment. This option does not confer upon Participant any right with respect to continuance of employment by the Corporation or an Affiliate, nor shall it interfere in any way with the right of the Corporation or an Affiliate to terminate his employment at any time.

     8. Change in Capital Structure. The terms of this option shall be adjusted as the Committee determines is equitably required in the event the Corporation effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     10. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

     11. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     12. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Corporation.

     13. Taxes. Participant shall make arrangements acceptable to the Corporation for the satisfaction of income and employment tax withholding requirements attributable to the exercise of this option.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.



FIRST COLONY CORPORATION      PARTICIPANT


By:                                 By:


                  First Colony Corporation
              1992 Omnibus Stock Incentive Plan

           Form of Amendments to Option Agreements


The option agreements are amended as follows:

1.   Effective as of April 2, 1996, the section entitled
"Exercisability of Option" is amended to add the following language at the end thereto:

          Notwithstanding the preceding, this option shall be
exercisable           with respect to all or part of the shares
subject to this option           on a Control Change Date that
occurs before the Expiration           Date.

2. Effective as of April 2, 1996, the following sections are added:

          Change in Control, means if: (i) after the date of the

        Agreement, any person, including a "group" as defined in

        section 13(d)(3) of the Securities Exchange Act of 1934,

        becomes, directly or indirectly, the beneficial owner of

        Company Stock having 30% or more of the combined voting

       power of the then outstanding Company Stock that may be

      cast for the election of the Company's directors (other
than           as a result of an issuance of securities initiated
by the           Company, or open market purchases approved by
the           Company's Board, as long as the majority of the
Company's           Board approving the purchases are directors
at the time the           purchases are made); or (ii) as the
direct or indirect result of,           or in connection with, a
cash tender or exchange offer, a           merger or other
business combination, a sale of assets, a           contested
election of directors, or any combination of these transactions, the persons who were directors of the Company before any such transactions cease to constitute a majority of the Company's Board, or any successor's board, within
three           years of the last of such transactions.

          Control Change Date, means the date on which an event

       described in the section entitled "Change in Control"
occurs.            If a Change in Control occurs on account of a
series of           transactions, the Control Change Date is the
date of the last           of such transactions.

3. Effective as of November 28, 1995, Subparagraph 2(b) is amended to add the following language:

          Notwithstanding the preceding, this option shall be
exercisable           with respect to all or part of the shares
subject to this option           on the date that is thirty days
prior to the Expiration Date.

4. Effective as of November 28, 1995, Paragraph 3 is amended to read as follows:

          Exercise in the Event of Permanent and Total
Disability.  If           Participant becomes permanently and
totally disabled (within           the meaning of Section
22(e)(3) of the Code) while employed           by the Corporation
or an Affiliate and prior to the Expiration           Date, this
option shall be fully exercisable with respect to all or part of the shares subject to this option without regard to the satisfaction of any performance standards set forth in subparagraph 2(b).  In that event Participant may
exercise this           option during the remainder of the period
preceding the           expiration date or within one year of the
date he ceases to be           employed by the Corporation or an
Affiliate, whichever is           shorter.

5. Effective as of November 28, 1995, Paragraph 4 is amended to read as follows:

          Exercise in the Event of Death.  In the event
Participant dies           while employed by the Corporation or
an affiliate or dies           within three months following his
termination of employment           with the Corporation or an
Affiliate, this option shall be fully           exercisable with
respect to all or part of the shares subject to           this
option without regard to the satisfaction of any performance standards set forth in subparagraph 2(b). In that event, this option may be exercised by Participant's estate
or           the person or persons to whom his rights under this
option           shall pass by will or the laws of descent and
distribution.  For           those shares exercisable prior to
death, Participant's estate or           such persons may
exercise this option during one year of           Participant's
death or during the remainder of the period           preceding
the Expiration Date, whichever is longer.  While           for
the shares which only became exercisable because of Participant's death, Participant's estate or such persons may exercise this option within one year of Participant's death
or           during the remainder of the period preceding the
Expiration           Date, whichever is shorter.  In the event
Participant dies more           than three months after he ceases
to be employed by the           Corporation or an Affiliate on
account of permanent and total           disability or
Retirement, but prior to the termination of his           rights
under paragraph 4 or 5, Participant's estate or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution may

    exercise this option during the remainder of the period

   prescribed by paragraph 4 or 5.

6. Effective as of November 28, 1995, the following language is added as Paragraph 5:

          Exercise in the Event of Retirement.  If Participant
Retires           from the employ of the Company and its
Affiliates prior to           the Expiration Date, this option
shall be fully exercisable with           respect to all or part
of the shares subject to this option           without regard to
the satisfaction of any performance           standards set forth
in subparagraph 2(b).  In that event,           Participant may
exercise this option during the remainder of           the period
preceding the Expiration Date or within one year           of the
date of retirement, whichever is shorter; provided however, that if Participant exercises this option more than three months after the date of Retirement (other than under circumstances described in paragraphs 6 and 7) this
option's           intended status as an "incentive stock option"
within the           meaning of Code section 422 may be lost.
For purposes of           this Agreement, the terms "Retire" and
"Retirement" mean           separation from service after
Participant has satisfied the           requirements for an
early, normal or delayed retirement           allowance under the
First Colony Life Insurance Company           Pension Plan or any
successor Plan of the Corporation or an           Affiliate in
which Participant is eligible to participate;           provided
however, that such terms shall not include a           separation
from service following the date the participant is advised that his employment is being, or will be terminated for cause, on account of performance or under circumstances that prevent him from being in good standing (in each case as determined by the Committee in its discretion).